EXHIBIT 10.53







                                December 14, 2001



David Firestone
Brighton Opportunity Fund, LP
1801 Century Park East, Ste. 1235
Los Angeles, CA 90067



RE: BRIGHTON LOAN- TERM SHEET



Dear David,

The following letter will confirm the terms of the loan to be made by you to Vertical Computer Systems, Inc. ("Vertical"), and the stock pledges by the Mountain Reservoir Corporation ("MRC") and Luiz Valdetaro ("Valdetaro"). You and we hereby confirm the following terms:

      1. You shall loan Vertical $425,000 in cash upon execution of all loan documents.

      2. Vertical shall pay a commitment fee of $125,000 to certain parties approved by you and Vertical. This amount will be net-funded by you to the appropriate individuals.

      3. Pursuant to the terms of the Promissory Note, dated December 11, 2001 (the "Note"), Vertical shall pay you $425,000 plus interest in the amount of 12% per annum, due on January 31, 2001. On December 31, 2001 a payment of accrued interest will be due.

      4. Pursuant to the terms of the Stock Pledge Agreement executed by MRC, MRC will pledge 36,303,932 shares of Vertical Common stock subject to Rule 144 in the event of any default on the loan.

5. Pursuant to the terms of the Stock Pledge Agreement executed by Valdetaro, Valdetaro will pledge 15,000,000 shares of Vertical Common stock that are not subject to Rule 144 in the event of any default on the loan.


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      6.   The Company under no  circumstances  will cancel the stock being held as Collateral unless required to do so by a state or federal regulatory body.

      7. In the event of a default on the Promissory Note where (a) the stock is sold pursuant to the Stock Pledge Agreements by MRC and Valdetaro and (b) the proceeds of these sales of stock are is insufficient to cover the principle and any interest then owed pursuant to the Note, Vertical acknowledges and agrees that it will be liable for any then outstanding amounts.

If the foregoing meets with your approval, please sign in the space provided below.


                                   Sincerely,



                                   ---------------------------
                                   Richard Wade, President
                                   Vertical Computer Systems, Inc.


                                   ---------------------------
                                   Frank Mento, President
                                   Mountain Reservoir Corp. ("Pledgor")



                                   ---------------------------
                                   Luiz Valdetaro ("Pledgor")

ACCEPTED AND AGREED:


---------------------------
David Firestone, General Partner
Brighton Opportunity Fund, LP